Exhibit 23.2

DAVIDSON & COMPANY

Chartered Accountants

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of Storage Alliance Inc. (formerly Cascadia Capital Corporation), of our report dated January 15, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

/s/ Davidson & Company

Davidson & Company

Vancouver, Canada

June 13, 2003